SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

_____________________

Commission File Number 333-179212

Puget Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	01-0959140
(State or other jurisdiction ofincorporation or organization)	(I.R.S. Employer Identification No.)

8310 South Valley Highway, Suite 300
Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-524-1110

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01:

CHANGES IN CONTROL

Effective November 10, 2014, Qest Acquisition Corporation (“QAC”) purchased 27,500,000 shares (the “Control Shares”) of Puget Technologies Inc. (“Puget” and/or the “Company”) common stock from its then controlling shareholder, Allanwater Enterprises Corp. (“Allanwater”). Upon the conclusion of the acquisition the Control Shares, QAC became the controlling shareholder of Puget by virtue of its ownership of approximately 65% of our issued and outstanding common stock.

ITEM 5.02:

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS

Effective November 10, 2014, Gary Valentine, President of the Company, resigned from all positions held with the Company, including resigning from Board service.  There was no disagreement between the Company and Mr. Valentine at the time of Mr. Valentine's resignation from the Board of Directors.

Also effective November 10, 2014, the Company’s shareholders appointed Larson Elmore as the President and as a Director.  Mr. Elmore will serve as a director until his successor has been elected at the next annual meeting of the Company's shareholders or until his earlier resignation, removal, or death.  Mr. Elmore has not been appointed to any committees of the Board, as the Board does not presently have any committees.

Since 2008 Mr. Elmore, age 66, has served as a consultant in various development projects from consumer technology development, real estate development and project construction, direct marketing, media acquisitions and sustainable clean  technologies.  Since that time he has served in a consulting capacity and has been focused on a renewable conversion energy technologies and developing clean tech energy concepts. From March 2011 to July 2012 he was contracted as a consultant to Dynamic Energy Alliance Corporation which focused on renewal energy and conversion technologies processing plants of waste to energy. In October of 2012 he formed Quality Energy Systems & Technology Corporation and has served as their current Director and  President. Concurrently, from December 2013 until August 2014 he was an officer and director of Interactive Leisure Systems. Inc. a software technology company that specialized in reservations systems and contracting with travel providers in the leisure industry.

Mr. Elmore expects to devote 95 % of his working time to the Company.

Mr. Elmore is not the beneficial holder of any shares of common stock or other securities of the Company, and does not have any  agreement or understandings with the company in connection with being appointed as President and Director of the Company.

Mr. Elmore was not appointed pursuant to any arrangement or understanding between Mr. Elmore and any other person.

Also effective November 10, 2014, the Company’s shareholders appointed Thomas M Jaspers CFO and Director.  Mr. Jaspers will serve as a director until his successor has been elected at the next annual meeting of the Company's shareholders or until his earlier resignation, removal, or death.  Mr. Jaspers has not been appointed to any committees of the Board, as the Board does not presently have any committees.

Mr. Jaspers, age 61, has extensive experience in many aspects of financial accounting and reporting. He has had accounting,  tax, and business experience in such diverse fields as oil and gas extraction and development, real estate development, manufacturing, transportation, governmental accounting, and general business development and financing, as an owner, investor, public and private  accountant, and consultant. From 1975 to 1986 and from 1998 through 2008 he was involved in public accounting. Also from 1986 through 2008 he was an developer and working interest owner in the oil and gas industry.

From 2009 to the present he has been involved in performing CFO duties for a number of  public and private companies including Information Architects Corporation, Meadowstar Enterprises, InterActive Leisure Systems Inc., and Quality Energy Systems & Technology Corporation.

Mr. Jaspers expects to devote 95 % of his working time to the Company.

Mr. Jaspers is not the beneficial holder of any shares of common stock or other securities of the Company, and does not have any  agreement or understandings with the company in connection with being appointed as CFO and Director of the Company.

Mr. Jaspers was not appointed pursuant to any arrangement or understanding between Mr. Jaspers and any other person.

Also please note the change of the Company's address as shown above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Puget Technologies Inc.

By:

/s/ Thomas M Jaspers

Thomas M Jaspers

CFO & Director

Date:  November 12, 2014